Exhibit 4.2

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”), dated as of March 25, 2005, is by and among CARRIAGE SERVICES, INC., a Delaware corporation (the “Borrower”), the banks listed on the signature pages hereof (the “Lenders”), WELLS FARGO BANK, N.A., as Syndication Agent (in said capacity, the “Syndication Agent”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (in said capacity as Administrative Agent, the “Administrative Agent”).

BACKGROUND

A.                                   The Borrower, the Lenders, the Syndication Agent, and the Administrative Agent are parties to that certain Credit Agreement, dated as of August 4, 2003 as modified by that certain Commitment Increase Agreement, dated as of May 13, 2004, that certain First Amendment to Credit Agreement, dated as of January 7, 2005, and that certain Limited Extension to First Amendment to Credit Agreement, dated as of February 28, 2005 (as modified and amended, the “Credit Agreement”; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

B.                                     The Borrower has requested that the Lenders amend the Credit Agreement, as more fully set forth herein.

C.                                     The Lenders parties to this Second Amendment (which Lenders constitute the Required Lenders as required under the Credit Agreement) are willing to agree to such amendment, subject to the performance and observance in full of each of the covenants, terms and conditions, and in reliance upon all of the representations and warranties of the Borrower, set forth herein.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

1.                                       AMENDMENTS.

(a)                                  Section 1.01 of the Credit Agreement is hereby amended by adding in proper alphabetical order the defined terms “Old Senior Notes” and “Trust Preferred Interest Deferral” thereto to read as follows:

“Old Senior Notes” mean, collectively, (a) the $25,000,000 7.73% Senior Notes of the Borrower, Series 1999-A, duly July 30, 2004, (b) the $60,000,000 7.96% Senior Notes of the Borrower, series 1999-B, due July 30, 2006, and (c) the $25,000,000 8.06% Senior Notes of the Borrower, Series 1999-C, due July 30, 2008, and in each case including the unsecured guaranties thereof executed by certain Subsidiaries of the Borrower.

“Trust Preferred Interest Deferral” means any deferral of interest payments by the Borrower in respect of the Trust Notes in accordance with the provisions governing such Trust Notes.

(b)                                 The definition of “Fixed Charge Coverage Ratio” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Fixed Charge Coverage Ratio” means, for any period of determination, for the Borrower and its Subsidiaries, on a consolidated basis, the ratio of (a) the sum of (i) EBITDA for such period minus (ii) Capital Expenditures for such period minus (iii) the cash taxes paid during such period plus (iv) any cash tax refunds received during such period to (b) the sum of (i) cash Interest Expense during such period (other than (x) the Make-Whole Premium paid to the holders of the Old Senior Notes that were retired in January 2005 and (y) the amount of Trust Preferred Interest Deferral paid in March 2005] in respect of interest deferred from September 2003 through December 2004), plus (ii) scheduled and required principal payments during such period in respect of Debt (other than scheduled and required principal payments on the Old Senior Notes) plus, (iii) to the extent not included in subclause (i) or (ii) above of this clause (b), scheduled and required payments made by the Borrower in respect of Deferred Purchase Price for such period.

(c)                                  Section 7.16 of the Credit Agreement is hereby amended to read as follows:

Section 7.16                            Collateral.  On or before April 29, 2005, to secure the Obligations, the Borrower shall, and shall cause it Subsidiaries (other than the Trust Subsidiary) to, grant a first priority Lien and security interest in (a) all Capital Stock of each of its Domestic Subsidiaries (other than the Trust Subsidiary) and 66% of the Capital Stock of any Foreign Subsidiary of the Borrower and (b) certain existing and future real and personal property of the Borrower and each Domestic Subsidiary (other than the Trust Subsidiary), including, but not limited to, machinery and equipment, inventory and other goods, accounts receivable, owned real estate, leaseholds, fixtures, bank accounts, general intangibles, financial assets, investment property, license rights, patents, trademarks, trade names, copyrights, chattel paper, insurance proceeds, contract rights, hedge agreements, documents, instruments, indemnification rights, tax refunds and cash (collectively, the “Collateral”).  The Borrower shall, and shall cause its Domestic Subsidiaries to provide for the benefit of the Administrative Agent and the Lenders, all items to fully effect the foregoing, including, without limitation, provide the Administrative Agent with UCC-1s together with security agreements, pledge agreements, mortgages, deeds of trust, appraisals, hazard insurance, title insurance, UCC searches, tax and Lien searches, intellectual property documentation and registration and other similar types of documents, consents, authorizations, licenses, instruments and agreements relating to all property and other assets of the Borrower and its Domestic Subsidiaries as requested by the Administrative Agent, and opinions of local legal counsel with respect to the execution and filing thereof, and perfection of Liens created thereby.  Notwithstanding the foregoing, in no event shall any provision of this Section 7.16 require (i) any assets owned by any Foreign Subsidiary to be pledged or hypothecated to secure the Obligations or (ii) more than 66% of the issued and outstanding Capital Stock of any Foreign Subsidiary of the Borrower to be pledged to secure the Obligations.

(d)                                 Exhibit E to the Credit Agreement is hereby amended to be in the form of Exhibit E to this Second Amendment.

2.                                       REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT.  By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof:

(a)                                  the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as made on and as of such date;

(b)                                 no event has occurred and is continuing which constitutes a Default or Event of Default;

(c)                                  (i) the Borrower has full power and authority to execute and deliver this Second Amendment, (ii) this Second Amendment has been duly executed and delivered by the Borrower, and (iii) this Second Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable in accordance with its terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

(d)                                 neither the execution, delivery and performance of this Second Amendment, nor the consummation of any transactions contemplated herein or therein, will conflict with (i) the certificate or articles of incorporation or the applicable constituent documents or bylaws of the Borrower or its Subsidiaries, (ii) to Borrower’s knowledge, any provision or law, statute, rule or regulation applicable to the Borrower or its Subsidiaries or (iii) any indenture, agreement or other instrument to which the Borrower, the Subsidiaries or any of their properties are subject; and

(e)                                  no authorization, approval, consent, or other action by, notice to, or filing with, any governmental authority or other Person not previously obtained is required for (i) the execution, delivery or performance by the Borrower of this Second Amendment or (ii) the acknowledgement by each Guarantor of this Second Amendment.

3.                                       CONDITIONS OF EFFECTIVENESS.  This Second Amendment shall be effective on and as March 25, 2005, subject to the following:

(a)                                  the representations and warranties set forth in Section 3 of this Second Amendment shall be true and correct;

(b)                                 the Administrative Agent shall have received counterparts of this Second Amendment executed by the Required Lenders; and

(c)                                  the Administrative Agent shall have received counterparts of this Second Amendment executed by the Borrower and acknowledged by each Guarantor.

4.                                       GUARANTOR’S ACKNOWLEDGMENT.  By signing below, each Guarantor (i) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Second Amendment, (ii) acknowledges and agrees that its obligations in respect of its Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this Second Amendment, or any of the provisions contemplated herein, (iii) ratifies and confirms its obligations under its Guaranty and (iv) acknowledges and agrees that it has no claim or offsets against, or defenses or counterclaims to, its Guaranty.

5.                                       REFERENCE TO THE CREDIT AGREEMENT.

(a)                                  Upon and during the effectiveness of this Second Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended by this Second Amendment.

(b)                                 Except as expressly set forth herein, this Second Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights or remedies of the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, and shall not alter, modify, amend, or in any way affect the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or the other Loan Documents, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect.

6.                                       COSTS AND EXPENSES.  The Borrower shall be obligated to pay the costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Second Amendment and the other instruments and documents to be delivered hereunder.

7.                                       EXECUTION IN COUNTERPARTS.  This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  For purposes of this Second Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original.  The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

8.                                       GOVERNING LAW; BINDING EFFECT.  This Second Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state; provided that the Administrative Agent and each Lender shall retain all rights arising under federal law.  This

Second Amendment shall be binding upon the Borrower and each Lender and their respective successors and assigns.

9.                                       HEADINGS.  Section headings in this Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose.

10.                                 ENTIRE AGREEMENT.  THE CREDIT AGREEMENT, AS AMENDED BY THIS SECOND AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date above written.

CARRIAGE SERVICES, INC.

By:	/s/ Joseph Saporito
Joseph Saporito
Executive Vice President

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ David A. Johanson
	Name:	David A. Johanson
	Title:	Vice President

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Gary L. Mingle
	Name:	Gary L. Mingle
	Title:	Senior Vice President

WELLS FARGO BANK, N.A., as Syndication Agent

By:	/s/ Warren R. Ross
	Name:	Warren R. Ross
	Title:	Vice President

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Warren R. Ross
	Name:	Warren R. Ross
	Title:	Vice President

GUARANTORS:

CARRIAGE FUNERAL HOLDINGS, INC.
CFS FUNERAL SERVICES, INC.
CARRIAGE HOLDING COMPANY, INC.
CARRIAGE FUNERAL SERVICES OF MICHIGAN, INC.
CARRIAGE FUNERAL SERVICES OF KENTUCKY, INC.
CARRIAGE FUNERAL SERVICES OF CALIFORNIA, INC.
CARRIAGE CEMETERY SERVICES OF IDAHO, INC.
WILSON & KRATZER MORTUARIES
ROLLING HILLS MEMORIAL PARK
CARRIAGE SERVICES OF CONNECTICUT, INC.
CSI FUNERAL SERVICES OF MASSACHUSETTS, INC.
CHC INSURANCE AGENCY OF OHIO, INC.
BARNETT, DEMROW & ERNST, INC.
CARRIAGE SERVICES OF NEW MEXICO, INC.
FORASTIERE FAMILY FUNERAL SERVICE, INC.
CARRIAGE CEMETERY SERVICES, INC.
CARRIAGE SERVICES OF OKLAHOMA, L.L.C.
CARRIAGE SERVICES OF NEVADA, INC.
HUBBARD FUNERAL HOME, INC.
CARRIAGE TEAM CALIFORNIA (CEMETERY), LLC
CARRIAGE TEAM CALIFORNIA (FUNERAL), LLC
CARRIAGE TEAM FLORIDA (CEMETERY), LLC
CARRIAGE TEAM FLORIDA (FUNERAL), LLC
CARRIAGE SERVICES OF OHIO, LLC
CARRIAGE TEAM KANSAS, LLC
CARRIAGE MUNICIPAL CEMETERY SERVICES OF NEVADA, INC.
CARRIAGE CEMETERY SERVICES OF CALIFORNIA, INC.
CARRIAGE INTERNET STRATEGIES, INC.
CARRIAGE INVESTMENTS, INC.
CARRIAGE MANAGEMENT, L.P.
HORIZON CREMATION SOCIETY, INC.
CARRIAGE LIFE EVENTS, INC.
CARRIAGE MERGER I, INC.
CARRIAGE MERGER II, INC.
CARRIAGE MERGER III, INC.

	By:	/s/ Joseph Saporito
Joseph Saporito
Executive Vice President

CARRIAGE INSURANCE AGENCY OF MASSACHUSETTS, INC.

By:	/s/ Melvin C. Payne
Melvin C. Payne
Chief Executive Officer

COCHRANE’S CHAPEL OF THE ROSES, INC.

By:	/s/ Wendy Wilson Boyer
Wendy Wilson Boyer
President

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:               ,

To:                              Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August 4, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Carriage Services, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                                                     of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.                                       Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.                                       Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date.  Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.                                       The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3.                                       A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

Form of Compliance Certificate

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]

—or—

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.                                       The representations and warranties of the Borrower contained in Article V of the Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.                                       The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Borrower as of                ,          .

CARRIAGE SERVICES, INC.

By:	/s/ Joseph Saporito
	Name:	Joseph Saporito
	Title	Executive Vice President

For the Quarter/Year ended               (“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I.	Section 7.11 (a) – Maximum Leverage Ratio.

	A.	Total Senior Debt (excluding the Trust Notes) at Statement Date:		$

	B.	EBITDA for four consecutive fiscal quarters ending on the Statement Date (“Subject Period”):

		(1)	Net Income for the Subject Period:	$

		(2)	To the extent deducted in calculating Net Income, Interest Expense for the Subject Period:	$

		(3)	To the extent deducted in calculating Net Income, the provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for the Subject Period:	$

		(4)	To the extent deducted in calculating Net Income, depreciation and amortization expenses and payments in respect of Deferred Purchase Price for the Subject Period:	$

		(5)	To the extent deducted in calculating Net Income, other expenses of the Borrower and the Subsidiaries reducing Net Income which do not represent a cash item in the Subject Period or any future period:	$

		(6)	Non-cash items increasing Net Income for the Subject Period:	$

		(7)	EBITDA (Lines I.B.1 + 2 + 3 + 4 + 5 - 6):	$

	C.	Leverage Ratio (Line I.A. ÷ Line I.B.7):		to

		Maximum permitted:		4.00 to 1.00

II.	Section 7.11(b) – Minimum Fixed Charge Coverage Ratio.

	A.	EBITDA for the Subject Period (Line I.B.7. above):	$

	B.	Capital Expenditures for the Subject Period:	$

	C.	Cash taxes paid during the Subject Period:	$

	D.	Cash tax refunds received during the Subject Period:	$

E.

Cash Interest Expenses during the Subject Period (other than (x) Make-Whole Premiums paid to the holders of the Old Senior Notes that were retired in January 2005 and (y) the amount of Trust Preferred Interest Deferral paid in March 2005] in respect of interest deferred from September 2003 through December 2004):

$

	F.	Scheduled and required principal payments during the Subject Period in respect of Debt: (other than scheduled and required principal payments on the Old Senior Notes):	$

	G.	Scheduled and required payments made by the Borrower in respect of Deferred Purchase Price for the Subject Period (to extent not included in II.E. and II.F. above):	$

	H.	Fixed Charge Coverage Ratio (Lines II.A. – II.B. – II.C. + II.D.) ÷ (Lines II.E. + II.F. + II.G):	to 1

		Minimum required	2.00 to 1.00

III.	Section 7.11(c) Minimum EBITDA

	A.	(1) Minimum EBITDA for the Subject Period ending the last day of each fiscal quarter through and including the fiscal quarter in which the Series A Note Payment Date occurs:	$36,000,000

		(2) Actual	$

	B.	(1) Minimum EBITDA for the Subject Period ending the last day of each fiscal quarter thereafter:	$35,000,000

		(2) Actual	$